Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Zebra Technologies Corporation (Zebra) on Form 10-Q for the period that ended October 2, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Edward L. Kaplan, Chief Executive Officer of Zebra, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Zebra.

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Zebra and will be retained by Zebra and furnished to the Securities and Exchange Commission or its staff upon request.

Date:	November 3, 2004	By:	/s/Edward L. Kaplan
Edward L. Kaplan
Chief Executive Officer